THIRD SUPPLEMENTAL INDENTURE

                     Dated as of February 12, 2002

                                 between

                    HOLLYWOOD ENTERTAINMENT CORPORATION,

                                AS ISSUER,

                      HOLLYWOOD MANAGEMENT COMPANY,

                         AS SUBSIDIARY GUARANTOR,

                                  and

                       BNY WESTERN TRUST COMPANY,

                              AS TRUSTEE

                        Amending the Indenture,
                     Dated as of August 13, 1997,
                            as Amended by
                   the First Supplemental Indenture,
                      Dated as of June 24, 1999,
                and the Second Supplemental Indenture,
                     Dated as of January 20, 2000


THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 12, 2002, among Hollywood Management Company, an Oregon corporation (the "Subsidiary Guarantor"), a subsidiary of Hollywood Entertainment Corporation (or its successor), an Oregon corporation (the "Company"), the Company and BNY Western Trust Company, as successor by merger to U.S. Trust Company, National Association, as trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H :

WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 13, 1997, the First Supplemental Indenture, dated as of June 24, 1999, and the Second Supplemental Indenture, dated as of January 20, 2000 (collectively and as such may be amended from time to time, the "Indenture"), providing for the issuance of an aggregate principal amount of up to $250,000,000 of 10 5/8% Senior Subordinated Notes due 2004 (the "Securities");

WHEREAS Section 4.14 of the Indenture provides that under certain circumstances the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth herein and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the Subsidiary Guarantor shall be a Subsidiary Guarantor for all purposes under the Indenture and the Securities. The Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). The Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Supplemental Indenture notwithstanding any extension or renewal of any Guaranteed Obligation.

The Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of the Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or
(f) any change in the ownership of such Subsidiary Guarantor.

The Subsidiary Guarantor further agrees that its Subsidiary
Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

The Subsidiary Guaranty is, to the extent and in the manner set forth in this Supplemental Indenture, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness guaranteed by the Subsidiary Guarantor ("Guarantor Senior Indebtedness") and each Subsidiary Guaranty is made subject to such provisions of this Indenture.

Except as expressly set forth in Section 8.2 of the Indenture and in this Supplemental Indenture, the obligations of the Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

The Subsidiary Guarantor further agrees that its Subsidiary
Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

The Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in this Supplemental Indenture. The Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

3. Limitation on Liability. Any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by the Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of the Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guaranty or pursuant to its contribution obligations hereunder, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. The Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guaranty shall be entitled to a contribution from each other Subsidiary Guarantor in an amount based on the consolidated net worth of each Subsidiary Guarantor.

4. Successors and Assigns. This Supplemental Indenture shall be binding upon the Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and this Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

5. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

6. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

7. Release of Subsidiary Guarantor. A Subsidiary Guarantor shall be released and discharged from its Guarantee automatically and unconditionally upon either (i) the release or discharge of the guarantee or similar obligation under the Senior Credit Facility giving rise to such Subsidiary Guarantor's obligation to become a Subsidiary Guarantor hereunder, except a discharge by or as a result of payment under such guarantee, or
(ii) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture and this Supplemental Indenture.

8. Agreement to Subordinate. Notwithstanding any other provision to the contrary in this Supplemental Indenture, the Subsidiary Guarantor covenants and agrees, and each Holder by accepting a Security covenants and agrees, that all payments by such Subsidiary Guarantor in respect of its Subsidiary Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Supplemental Indenture, to the prior payment in full of all Guarantor Senior Indebtedness, whether outstanding on the Issue Date or thereafter incurred, including all Obligations of the Company and such Subsidiary Guarantor under the Senior Credit Facility. The subordination provisions set forth in this Supplemental Indenture, are for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

Each Holder authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate, in the sole discretion of the Trustee, to acknowledge or effectuate the subordination between the Holders and the holders of Guarantor Senior Indebtedness as provided in this Supplemental Indenture, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes, including, in the event of any voluntary or involuntary liquidation or dissolution of a Subsidiary Guarantor, whether total or partial, or in a bankruptcy, reorganization, insolvency, receivership, dissolution, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to a Subsidiary Guarantor or its property, the timely filing of a claim for the unpaid balance of such Holder's Securities in the form required in said proceeding and cause said claim to be approved. If the Trustee does not file a property claim or proof to debt in the form required in such proceeding prior to 20 days before the expiration of the time to exile such claim or claims, then the Representative is hereby authorized to have the right to file and is hereby authorized to file an appropriate claim for and on behalf of the Holders; provided, however, that any such claim filed by such Representative shall be superseded by the claim, if any, subsequently filed by the Trustee. For purposes of this Supplemental Indenture, "Representative" shall mean any trustee, agent or representative (if any) for an issue of Guarantor Senior Indebtedness.

Each Holder by accepting a Security acknowledges and agrees that the subordination provisions set forth in this Supplemental Indenture are, and are intended to be, an inducement and consideration to the holder of Guarantor Senior Indebtedness, whether such Guarantor Senior Indebtedness was created before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Indebtedness, and such holder of Guarantor Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Indebtedness, and such holder is made an obligee hereunder and may enforce directly such subordination provisions.

9. Liquidation; Dissolution; Bankruptcy. Upon any payment or distribution of the assets of the Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to creditors upon a total or partial liquidation or dissolution or reorganization or similar proceeding relating to such Subsidiary Guarantor or its property or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding:

(a) the holders of Guarantor Senior Indebtedness shall be entitled to receive payment in full in cash of such Guarantor Senior Indebtedness before Holders are entitled to receive any payment; and

(b) until the Guarantor Senior Indebtedness is paid in full, any payment or distribution to which Holders would otherwise be entitled pursuant to this Supplemental Indenture shall be made to holders of Guarantor Senior Indebtedness, as their interests may appear.

Upon any payment or distribution referred to in this Supplemental
Indenture, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such proceedings are pending for the purpose of ascertaining the identity of Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness, the amount thereof or payable thereon and all other facts pertinent thereto or to this Supplemental Indenture, and the Trustee and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person (including any Representative of holders of Guarantor Senior Indebtedness) making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the identity of Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Supplemental Indenture. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person, as a holder of Guarantor Senior Indebtedness, to participate in any payment or distribution pursuant to this Section, the Trustee may request such Person (at the expense of the Holders) to furnish evidence to the reasonable satisfaction of the Trustee, acting in good faith, as to the amount of such Guarantor Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to the other facts pertinent to the rights of such Person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

The consolidation or merger of the Subsidiary Guarantor with or into any Person, or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Subsidiary Guarantor's assets to any Person, in compliance with the terms and conditions set forth in Sections 5.1 and 5.2 of the Indenture, shall not be deemed to be a liquidation, dissolution or reorganization or similar proceeding relating to such Subsidiary Guarantor for purposes of this Section.

10. Default on Guarantor Senior Indebtedness.

(a) If any Guarantor Senior Indebtedness is not paid when due, the Subsidiary Guarantor may not pay the Subordinated Debt unless the default shall have been cured or waived or such Guarantor Senior Indebtedness has been paid in full.

(b) If any default on any Guarantor Senior Indebtedness
(other than as set forth in Section 10(a) hereof occurs and such Guarantor Senior Indebtedness is accelerated in accordance with its terms, the Subsidiary Guarantor may not pay the Subordinated Debt unless the default shall have been cured or waived and any such acceleration has been rescinded or such Guarantor Senior Indebtedness has been paid in full in cash.

(c) Notwithstanding the foregoing Sections 10(a) and (b), the Subsidiary Guarantor may pay the Subordinated Debt without regard to the foregoing if the Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of the Guarantor Senior Indebtedness with respect to which either of the events set forth in Sections 10(a) and (b) has occurred and is continuing. During the continuance of any default (other than a default described in Sections 10(a) and (b)) with respect to any Guarantor Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Subsidiary Guarantor may not pay the Subordinated Debt for a period (the "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Subsidiary Guarantor) of a written notice of such default (the "Blockage Notice") from the Representative of the holders of such Designated Senior Indebtedness guaranteed by the Subsidiary Guarantor specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Subsidiary Guarantor from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice has been waived in writing or (iii) because such Designated Senior Indebtedness guaranteed by the Subsidiary Guarantor has been repaid in full in cash). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders has accelerated the maturity of such Designated Senior Indebtedness, the Subsidiary Guarantor may resume payments on the Securities after the end of such Payment Blockage Period. The Securities shall not be subject to more than one Payment Blockage Period in any consecutive 365-day period, irrespective of the number of such nonpayment defaults with respect to Designated Senior Indebtedness guaranteed by the Subsidiary Guarantor during such period.

(d) The Subsidiary Guarantor covenants that it will, upon request of the Trustee, deliver an Officers' Certificate (with copies thereof to the Representative of each class of Guarantor Senior Indebtedness) showing in reasonable detail the Guarantor Senior Indebtedness outstanding as of the date of such Officers' Certificate and the Representative of each class of such Guarantor Senior Indebtedness. The Trustee may conclusively rely thereon except to the extent that it shall have received, from the Representative of any class of such Guarantor Senior Indebtedness, notice in writing controverting any of the statements made therein. Not less than 10 days prior to making any distribution in respect of Guarantor Senior Indebtedness pursuant to this Section, the Trustee shall deliver to each Representative of any class of such Guarantor Senior Indebtedness copies of the most recent Officers' Certificate filed with it by such Subsidiary Guarantor pursuant to this subsection (d).

(e) In the event that the Securities are declared due and payable before their Stated Maturity in accordance with Article 6 of the Indenture, then and in such event the holders of Guarantor Senior Indebtedness outstanding at the time the Securities so become due and payable shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of such Guarantor Senior Indebtedness (whether or not an Event of Default has occurred thereunder or the Guarantor Senior Indebtedness is, or has been declared to be, due and payable prior to the date on which it otherwise would have become due and payable) before the Holders shall be entitled to receive any payment in respect of the Securities.

11. Payments of Subordinated Debt Permitted if No Default.
Nothing contained in this Supplemental Indenture or elsewhere in the Indenture, or in any of the Securities, shall prevent the Subsidiary Guarantor or any Person acting on behalf of the Subsidiary Guarantor, at any time except as otherwise provided in Sections 9 and 10, from paying the Subordinated Debt.

12. When Subordinated Debt Must Be Paid Over. In the event that any payment is made on the Subordinated Debt to the Trustee or the Holders that, because of the provisions of this Supplemental Indenture, should not have been so made or may not be paid over to the Holders, such payment shall be held by the Trustee or the Holders who receive such payment, as the case may be, for the benefit of, and shall forthwith be paid over or delivered to, the holders of the Guarantor Senior Indebtedness remaining unpaid or their Representatives, as their interests may appear, to the extent necessary to irrevocably and indefeasibly pay such Guarantor Senior Indebtedness in full in cash or in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

13. Notices by the Subsidiary Guarantor.  The Subsidiary
Guarantor shall promptly notify the Trustee, each Paying Agent and the Representative of any facts known to the Subsidiary Guarantor that would cause a payment on the Subordinated Debt to violate the foregoing provisions of this Supplemental Indenture, but failure to give such notice shall not affect the subordination provided in this Supplemental Indenture of any Subsidiary Guarantee to holders of Guarantor Senior Indebtedness. Without limiting the foregoing, if payment of the Securities is accelerated because of an Event of Default, the Subsidiary Guarantor shall promptly notify the Representative of the acceleration.

14. Subrogation. After all Guarantor Senior Indebtedness is irrevocably and indefeasibly paid in full in cash and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Guarantor Senior Indebtedness to receive distributions applicable to Guarantor Senior Indebtedness to the extent that distributions otherwise payable to Holders have been applied to the payment of Guarantor Senior Indebtedness. A distribution made under this Supplemental Indenture to holders of Guarantor Senior Indebtedness which otherwise should have been made to Holders is not, as between the Subsidiary Guarantor and the Holders, payment by the Subsidiary Guarantor on Guarantor Senior Indebtedness.

15. Relative Rights. This Supplemental Indenture defines the relative rights of Holders and holders of Guarantor Senior Indebtedness. Nothing in this Indenture shall:

(a) impair, as between a Subsidiary Guarantor and the Holders, the obligation of a Subsidiary Guarantor, which is absolute and unconditional, to make any payment in accordance with the terms of its Subsidiary Guaranty;

(b) affect the relative rights of Holders and creditors of a Subsidiary Guarantor other than holders of Guarantor Senior
Indebtedness; or

(c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Guarantor Senior Indebtedness to receive prepayment, payments and distributions otherwise payable to Holders.

If the Subsidiary Guarantor fails because of the foregoing provisions of this Supplemental Indenture to pay the principal of (or premium, if any) or interest on a Security on the due date or upon the acceleration thereof, the failure is still a Default or Event of Default.

16. Subordination May Not Be Impaired by the Subsidiary
Guarantor. No right of any holder of Guarantor Senior Indebtedness to enforce the subordination of the Obligation of the Subsidiary Guarantor pursuant to its Subsidiary Guaranty shall be impaired by (a) any act or failure to act by the Subsidiary Guarantor or by its failure to comply with this Supplemental Indenture or the Indenture, (b) any release of any collateral or any guarantor or any Person or the Subsidiary Guarantor's obligations under Guarantor Senior Indebtedness, (c) any amendment, supplement, extension, renewal, restatement or other modification of any Guarantor Senior Indebtedness, (d) any settlement or compromise of any Guarantor Senior Indebtedness, (e) the unenforceability of any of the Senior Indebtedness or (f) the failure of any holder of Guarantor Senior Indebtedness to pursue claims against the Subsidiary Guarantor. The terms of the subordination provisions contained in this Supplemental Indenture will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Securities pursuant to and in accordance with the provisions described in Article 8 of the Indenture.

17. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

18. Rights of Trustee and Paying Agent.  The Trustee or any
Paying Agent may continue to make payments in respect of the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payment unless, not less than three Business Days prior to the date of any such payment, a Responsible Officer of the Trustee receives written notice reasonably satisfactory to it that payments in respect of the Securities may not be made under this Article. Only the Subsidiary Guarantor, a Representative (satisfactorily identified to the Trustee) or a holder of a class of Guarantor Senior Indebtedness that has no Representative (satisfactorily identified to the Trustee) may give the notice. Prior to the receipt of such notice, the Trustee and any Paying Agent shall be entitled in all respects to assume that no such facts exist. In any case, the Trustee shall have no responsibility to the holders of Guarantor Senior Indebtedness for payments made to Holders by a Subsidiary Guarantor or any Paying Agent unless such payments are made at the direction of the Trustee after receipt of such notice referred to above.

Neither the Trustee nor any Paying Agent shall be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness. With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Supplemental Indenture, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any holders of Guarantor Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Guarantor Senior Indebtedness shall be entitled by virtue of this Supplemental Indenture or otherwise.

The Trustee in its individual or any other capacity may hold
Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee.

This Section is solely for the benefit of the Trustee and any Paying Agents and shall not limit the obligations of the Holders under
Section 12 hereof.

19. Consent of Holders of Guarantor Senior Indebtedness. The provisions of this Supplemental Indenture (including the definitions contained in this Supplemental Indenture and references to this Supplemental Indenture contained in the Indenture) shall not be amended, waived or modified in a manner that would adversely affect the rights of the holders of any Guarantor Senior Indebtedness, and no such amendment, waiver or modification shall become effective, unless the holders of such Guarantor Senior Indebtedness shall have consented in writing (in accordance with the provisions of the Agreement governing such Guarantor Senior Indebtedness) to such amendment, waiver or modification.

20. Contractual Subordination. This Supplemental Indenture represents a bona fide agreement of contractual subordination pursuant to
Section 510(b) of the United States Bankruptcy Code.

21. Ratification of Indenture; Supplemental Indentures Part of
Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

22. Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

23. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

24. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

25. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HOLLYWOOD MANAGEMENT COMPANY


By:    /s/Brad Williams
Name:  Brad Williams
Title: Vice President and Treasurer


HOLLYWOOD ENTERTAINMENT CORPORATION

By:    /s/Don Ekmam
Name:  Don Ekman
Title: Executive Vice President of Legal Affairs


BNY WESTERN TRUST COMPANY,
as successor by merger to U.S. Trust Company, N.A., as Trustee


By:    /s/Priscilla R. Dedoro
Name:  Priscilla Dedoro
Title: Assistant Vice President